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                               POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY, MORGAN STANLEY & CO. INTERNATIONAL LIMITED of 25 Cabot Square, Canary Wharf, London E14 4QA hereby constitutes and appoints each of BRUCE BROMBERG and ROBIN SHERAK, each of 1585 Broadway, New York, New York to act as our true and lawful attorney (the 'Attorney') with full power to execute and deliver in our name and on our behalf any reports to be filed under
Section 13 and Section 16 of the securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with the Securities and Exchange Commission, and to do all other acts, deeds and things necessary or desirable in connection with the said responsibilities AND WE HEREBY UNDERTAKE to ratify everything done or purported to be done by virtue of this Power.

This Power shall be irrevocable for a period of one year from the date hereof.

IN WITNESS WHEREOF, MORGAN STANLEY & CO. INTERNATIONAL LIMITED has caused its Common Seal to be hereunto affixed this 24th day of APRIL 1997.



                                                                [SEAL]


THE COMMON SEAL OF
MORGAN STANLEY & CO. INTERNATIONAL LIMITED was hereunto affixed in the presence of

                                Director
                                                            --------------

                                Assistant Company Secretary
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